Amendment #3
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE May 1, 2008
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY OF TEXAS
(THE REINSURER)

The primary purpose of this amendment is to increase the First Layer Amount and revise the risk retention limits. THE COMPANY and THE REINSURER have, by their respective officers, agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of February 11, 2013.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Section 40. Section 40, NOTICES, is hereby deleted in its entirety and replaced with the following:

NOTICES

All notices and other communications under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed facsimile transmission, by certified or registered mail, or by an overnight delivery service of general commercial use (such as UPS, Federal Express or Airborne), addressed to the attention of the applicable party described as follows, or any successor thereof:

[REDACTED]

3.	Amendment of SCHEDULE A, Section 5. SCHEDULE A, Section 5, AUTOMATIC ACCEPTANCE LIMIT, is hereby deleted in its entirety and replaced with the following:

AUTOMATIC ACCEPTANCE LIMIT

Automatic Issue Limits

For any policy to be reinsured under automatic reinsurance, the maximum face amount will not exceed $65 million.  Automatic Issue Limits may vary based on issue age and substandard rating.
First Layer Amount

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables.  First Layer amounts do not vary by smoker status.

For policies with both (1) an application signed prior to February 11, 2013 and (2) an issue date on or before August 12, 2013 (i.e. approved by underwriter and sent to producer for delivery):

US/Canadian Residents:

Issue Age	No Substandard Rating – Rating Class D	Rating Class E – H
0 – 65	$50,000,000	$35,000,000
66 – 70	$40,000,000	$25,000,000
71 – 75	$35,000,000	$15,000,000
76 – 77	$15,000,000	$10,000,000
78 – 80	$10,000,000	$5,000,000
81 – 85	$5,000,000	None
86 – 90	$1,500,000	None

Non US/Canadian Residents:

Issue Age	No Substandard Rating – Rating Class C	Rating Class D – E	Rating Class F – H
0 – 70	$20,000,000	$15,000,000	None
71 – 75	$15,000,000	$10,000,000	None
76 – 90	None	None	None

For policies that do not meet at least one of the following criteria: (1) application signed prior to February 11, 2013 and (2) issue date on or before August 12, 2013 (i.e. approved by underwriter and sent to producer for delivery):

US/Canadian Residents:

Issue Age	No Substandard Rating – Rating Class D	Rating Class E – H
0 – 65	$65,000,000	$35,000,000
66 – 70	$40,000,000	$25,000,000
71 – 75	$35,000,000	$15,000,000
76 – 77	$15,000,000	$10,000,000
78 – 80	$10,000,000	$5,000,000
81 – 85	$5,000,000	None
86 – 90	$1,500,000	None

Non US/Canadian Residents:

Issue Age	No Substandard Rating – Rating Class C	Rating Class D – E	Rating Class F – H
0 – 70	$20,000,000	$15,000,000	None
71 – 75	$15,000,000	$10,000,000	None
76 – 90	None	None	None

[REDACTED]

4.	Amendment of SCHEDULE A, Section 15. SCHEDULE A, Section 15, RISK RETENTION LIMITS, is hereby deleted in its entirety and replaced with the following:

RISK RETENTION LIMITS

The total amount of insurance retained on an individual life for THE COMPANY and its affiliates will not exceed the risk retention limits in the following tables.

For policies with both (1) an application signed prior to February 11, 2013 and (2) an issue date on or before August 12, 2013 (i.e. approved by underwriter and sent to producer for delivery):

Non-Smoker:

Issue Age	No Substandard Rating	Rating Class A – D	Rating Class E – H
0 – 65	$30,000,000	$25,000,000	$15,000,000
66 – 70	$25,000,000	$20,000,000	$13,000,000
71 – 75	$15,000,000	$12,000,000	$10,000,000
76 – 80	$13,000,000	$10,000,000	$7,000,000
81 – 85	$9,000,000	$7,000,000	$5,000,000
86 – 90	$4,000,000	$3,000,000	$2,000,000

Smoker:

Issue Age	No Substandard Rating	Rating Class A – D	Rating Class E – H
15– 65	$20,000,000	$20,000,000	$15,000,000
66 – 70	$15,000,000	$15,000,000	$12,000,000
71 – 75	$10,000,000	$10,000,000	$10,000,000
76 – 80	$10,000,000	$10,000,000	$6,000,000
81 – 85	$7,000,000	$6,000,000	$4,000,000
86 – 90	$3,000,000	$2,000,000	$2,000,000

For policies that do not meet at least one of the following criteria: (1) application signed prior to February 11, 2013 and (2) issue date on or before August 12, 2013 (i.e. approved by underwriter and sent to producer for delivery):

Non-Smoker:

Issue Age	No Substandard Rating	Rating Class A – D	Rating Class E – H
0 – 65	$20,000,000	$20,000,000	$15,000,000
66 – 70	$20,000,000	$20,000,000	$13,000,000
71 – 75	$20,000,000	$12,000,000	$10,000,000
76 – 80	$13,000,000	$10,000,000	$7,000,000
81 – 85	$9,000,000	$7,000,000	$5,000,000
86 – 90	$4,000,000	$3,000,000	$2,000,000

YRT-VUL 2008 -2008-SGL(TX)-PICA-3

Smoker:

Issue Age	No Substandard Rating	Rating Class A – D	Rating Class E – H
15– 65	$20,000,000	$20,000,000	$15,000,000
66 – 70	$15,000,000	$15,000,000	$12,000,000
71 – 75	$10,000,000	$10,000,000	$10,000,000
76 – 80	$10,000,000	$10,000,000	$6,000,000
81 – 85	$7,000,000	$6,000,000	$4,000,000
86 – 90	$3,000,000	$2,000,000	$2,000,000

5.
Effect of Amendment. This Amendment #3 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. The Agreement, as amended by this Amendment #3, is and shall continue to be in full force and effect in accordance with its terms.

6.	Counterparts. This Amendment #3 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

YRT-VUL 2008 -2008-SGL(TX)-PICA-3

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #3 in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of February 11, 2013.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY OF TEXAS

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL 2008 -2008-SGL(TX)-PICA-3

Amendment #4
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE May 1, 2008
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY OF TEXAS
(THE REINSURER)

The primary purpose of this Amendment is to terminate the reinsurance agreement for new business. THE COMPANY and THE REINSURER have, by their respective officers, agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of October 7, 2013.

The parties hereby agree to the following:

As of the effective date of this Amendment, the Agreement is terminated for new business with respect to PruLife Custom Premier II (“VUL II”) and VUL Protector. Policies with effective dates prior to October 7, 2013 will continue to be reinsured with THE REINSURER under the Agreement. This includes backdated policies issued on or after October 7, 2013 but with policy effective dates prior to October 7, 2013.

Existing reinsurance will remain in force under the terms of the Agreement until the termination or expiry of the policies reinsured takes effect or if otherwise mutually agreed upon by the parties to the Agreement.

This Amendment #4 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. The Agreement, as amended by this Amendment #4, is and shall continue to be in full force and effect in accordance with its terms.

YRT-VUL 2008 -2008-SGL(TX)-PICA-3

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #4 in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 7, 2013.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY OF TEXAS

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL 2008 -2008-SGL(TX)-PICA-3